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EXHIBIT 10.2


                          SECURITIES PURCHASE AGREEMENT

         This Securities Purchase Agreement (the "AGREEMENT") is made as of March 27, 2006 by and between National Quality Care, Inc., a Delaware corporation (the "COMPANY") and Robert M. Snukal ("PURCHASER").

         1. ISSUANCE OF SECURITIES. Subject to the terms and conditions of this Agreement, on the Purchase Date (as defined below) the Company will issue to Purchaser an Unsecured Convertible Promissory Note (the "NOTE"), substantially in the form attached hereto as EXHIBIT A, in the amount of $1,100,000, convertible into shares of common stock of the Company (the "SHARES," and together with the Note, the "SECURITIES") at a conversion price of $0.48 per share, in consideration of $1,100,000 of existing indebtedness.

         2. PURCHASE. The purchase and sale of the Securities under this Agreement shall occur at the principal office of the Company simultaneously with the execution of this Agreement by the parties or at such other place, or on such other date as the Company and Purchaser shall agree (the "PURCHASE DATE").

         3. LIMITATIONS ON TRANSFER.

             (a) Purchaser shall not assign, encumber or dispose of any interest in such Securities except in compliance with applicable securities laws.

             (b) Regardless of whether the offering and sale of Securities under this Agreement have been registered under the Securities Act of 1933, as amended (the "SECURITIES ACT") or have been registered or qualified under the securities laws of any state, the Company at its discretion may impose restrictions upon the sale, pledge or other transfer of the Securities (including the placement of appropriate legends on stock certificates or the imposition of stop-transfer instructions) if, in the judgment of the Company, such restrictions are necessary or desirable in order to achieve compliance with the Securities Act, the securities laws of any state or any other law.

         4. INVESTMENT AND TAXATION REPRESENTATION. In connection with the issuance of the Securities, Purchaser represents to the Company the following:

             (a) Purchaser is an officer of the Company and a member of its Board of Directors.

             (b) Purchaser has a preexisting personal or business relationship with the Company or one or more of its officers or directors or (b) by reason of Purchaser's business or financial experience, or by reason of the business or financial experience of Purchaser's financial advisor who is unaffiliated with and who is not compensated, directly or indirectly, by the Company or any affiliate or selling agent of the Company. Purchaser is capable of evaluating the risks and merits of an investment in the Securities and of protecting Purchaser's own interests in connection with the investment.

             (c) Purchaser is an " accredited investor" as such term is defined in Rule 501(a) of the Securities Act. Without limiting the generality of the foregoing, Purchaser is at least one of the following:


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                  (i) a natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his or her purchase exceeds $1,000,000; and/or

                  (ii) a natural person who had an individual income in excess of $200,000 in each of the two most recent years, or joint income with that person's spouse in excess of $300,000 in each of those years, and has a reasonable expectation of reaching the same income level in the current year.

             (d) Purchaser has had an opportunity to review all documents, records and books pertaining to this investment and has been given the opportunity to consult with counsel of his choice with respect to all aspects of this investment and the Company's proposed business activities. Purchaser has personally met with the officers and directors of the Company and has been provided with such information as may have been requested and has at all times been given the opportunity to obtain additional information necessary to verify the accuracy of the information received and the opportunity to ask questions of and receive answers from such officers and directors concerning the terms and conditions of the investment and the nature and prospects of the Company's business.

             (e) Purchaser is aware that his investment in the Company is a speculative investment that has limited liquidity and is subject to the risk of complete loss. Purchaser is able, without impairing his financial condition, to hold the Securities for an indefinite period and to suffer a complete loss of his respective investment in the Securities. Purchaser is financially able to bear the economic risk of an investment in the Securities, including the total loss thereof.

             (f) Purchaser is acquiring the Securities for investment purposes and for Purchaser's own account only and not with a view to, or for sale in connection with, any distribution of all or any part of the Securities.

             (g) Purchaser has been advised to consult with his own attorneys regarding all legal and tax matters concerning an investment in the Securities and has done so to the extent he considers necessary.

             (h) Purchaser has not seen, received or been solicited by any leaflet, public promotional meeting, newspaper or magazine article or advertisement, radio or television advertisement or any other form of advertising or general solicitation with respect to the sale of the Securities.

             (i) Purchaser understands that the Securities constitute "restricted securities" under the Securities Act of 1933 in that the Securities will be acquired from the Company in a transaction not involving a public offering, that the Securities may be resold without registration under the Securities Act of 1933 only in certain limited circumstances and that otherwise the Securities must be held indefinitely. Purchaser further acknowledges and understands that the Company is under no obligation to register the Securities.

             (j) Purchaser acknowledges that the Securities have not been registered under the Securities Act of 1933 or qualified under any state securities law in reliance, in part, upon its representations, warranties and agreements herein.


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             (k) Purchaser understands that Purchaser may suffer adverse tax consequences as a result of Purchaser's purchase or disposition of the Securities. Purchaser represents that Purchaser has consulted any tax consultants Purchaser deems advisable in connection with the purchase or disposition of the Securities and that Purchaser is not relying on the Company for any tax advice.

         5. RESTRICTIVE LEGENDS AND STOP-TRANSFER ORDERS.

             (a) LEGENDS. The certificate or certificates representing the Securities shall bear the following legends (as well as any legends required by applicable state and federal corporate and securities laws):

             (i) THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

             (ii) Any legend required to be placed thereon by the California
                  Commissioner of Corporations.

             (b) STOP-TRANSFER NOTICES. Purchaser agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate "stop transfer" instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

             (c) REFUSAL TO TRANSFER. The Company shall not be required (i) to transfer on its books any Securities that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such Securities or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Securities shall have been so transferred.

         6. TAX MATTERS.

             (a) Purchaser acknowledges that the Company has directed Purchaser to seek independent advice regarding the acquisition of the Securities, the application of provisions of the Internal Revenue Code of 1986, as amended (the "CODE"), the tax consequences of purchasing the Securities, the income tax laws of any municipality or state in which Purchaser may reside, and the tax consequences of Purchaser's death.

         7. MISCELLANEOUS.

             (a) GOVERNING LAW. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law.


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             (b) ENTIRE AGREEMENT; ENFORCEMENT OF RIGHTS. This Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter herein and merges all prior discussions between them. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing signed by the parties to this Agreement. The failure by either party to enforce any rights under this Agreement shall not be construed as a waiver of any rights of such party.

             (c) SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

             (d) CONSTRUCTION. This Agreement is the result of negotiations between and has been reviewed by each of the parties hereto and their respective counsel, if any; accordingly, this Agreement shall be deemed to be the product of all of the parties hereto, and no ambiguity shall be construed in favor of or against any one of the parties hereto.

             (e) NOTICES. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient when delivered personally or sent by telegram or fax or 48 hours after being deposited in the U.S. mail, certified or registered mail, with postage prepaid and addressed to the party to be notified at such party's address or fax number as set forth below or as subsequently modified by written notice.

             (f) COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

             (g) SUCCESSORS AND ASSIGNS. The rights and benefits of this Agreement shall inure to the benefit of, and be enforceable by the Company's successors and assigns. The rights and obligations of Purchaser under this Agreement may only be assigned with the prior written consent of the Company.

             (h) CALIFORNIA CORPORATE SECURITIES LAW. THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OR CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF THE SECURITIES PRIOR TO THE QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM QUALIFICATION BY SECTION 24100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON THE QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.


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         The parties have executed this Agreement as of the date first set forth above.

                                    COMPANY:

                                    NATIONAL QUALITY CARE, INC.


                                    By: /s/ Ronald Lang, M.D.
                                        ----------------------------------------
                                        Name: Ronald Lang, M.D.
                                        Title: Secretary
                                        Address: 9033 Wilshire Blvd., Suite 501
                                                 Beverly Hills, CA 90211
                                        Telecopier No.: (310) 550-6239


                                    PURCHASER:


                                    By: /s/ Robert M. Snukal
                                        ----------------------------------------
                                        Robert M. Snukal

                                        Address: 10824 Century Woods Drive
                                                 Los Angeles, CA 90067
                                        Telecopier No.: (323) 801-2188



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                                    EXHIBIT A
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                      UNSECURED CONVERTIBLE PROMISSORY NOTE






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